EXHIBIT 3.1
Fax Audit No. H97-_______

              SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                              OMEGA RESEARCH, INC.

     The undersigned, WILLIAM CRUZ, being the President of Omega Research, Inc., a Florida corporation (the "Corporation"), hereby states as follows on behalf of the Corporation:

     1. The Articles of Incorporation of the Corporation were filed with the Florida Secretary of State on September 24, 1982, under Document Number F99932. Amended and Restated Articles of Incorporation were filed with the Florida Secretary of State on January 29, 1997.

     2. Pursuant to the requirements of Sections 607.1006 and 607.1007 of the Florida Business Corporation Act, the undersigned hereby certifies, attests and serves notice that the Articles of Incorporation of the Corporation are hereby amended and restated to read in their entirety as follows:

     FIRST: The name of the Corporation is Omega Research, Inc.

     SECOND: The address of the principal office and the mailing office of the Corporation is 8700 West Flagler Street, Miami, Florida 33174.

     THIRD: The purpose for which the Corporation is organized is to carry on and transact and to engage in any and all lawful acts, activities and/or businesses for which corporations may be organized under the Florida Business Corporation Act, including any amendments thereto.

     FOURTH: The street address of the registered office of the Corporation is:

                            8700 West Flagler Street
                              Miami, Florida 33174;

and the name and address of the registered agent of the Corporation is:

                NAME                       ADDRESS
                Marc J. Stone              8700 West Flagler Street
                                           Miami, Florida  33174.

This instrument prepared by:
Sheida R. Sahandy, Esquire
Florida Bar No. 0059927
RUBIN BAUM LEVIN CONSTANT FRIEDMAN & BILZIN
2500 First Union Financial Center
P.O. Box 019109
Miami, Florida 33101-9109
Telephone: 305-374-7580
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     FIFTH: The total number of shares of all classes of stock which the
Corporation shall have authority to issue is 125,000,000, consisting of (i) 100,000,000 shares of common stock, par value $0.01 per share (the "Common Shares"), and (ii) 25,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Shares").

                                    SECTION A
                                  COMMON SHARES

     1. VOTING RIGHTS. Except as otherwise provided by law, each Common Share shall entitle the holder thereof to one (1) vote in any matter submitted to a vote of shareholders of the Corporation.

     2. DIVIDENDS AND DISTRIBUTIONS. Subject to the express terms of the Preferred Shares outstanding from time to time, the holders of Common Shares shall be entitled to receive such dividends and distributions as may from time to time be declared by the Board of Directors, including, upon liquidation, dissolution or winding up of the affairs of the Corporation, the net assets of the Corporation after payment or provision for payment of the debts and other liabilities of the Corporation.

                                    SECTION B
                                PREFERRED SHARES

     Subject to the terms contained in any designation of a series of Preferred Shares, the Board of Directors is expressly authorized, at any time and from time to time, to issue Preferred Shares in one or more classes and/or series, and for such consideration as the Board of Directors may determine and to fix, by resolution or resolutions, the following provisions for shares of any class or classes of Preferred Shares of the Corporation or any series of any class of Preferred Shares:

     1. the designation of such class or series, the number of shares to constitute such class or series which may be increased or decreased (but not below the number of shares of that class or series then outstanding) by resolution of the Board of Directors, and the stated value thereof if different from the par value thereof;

     2. whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

     3. the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative and if interest thereon shall be payable, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation such dividends shall bear to the dividends payable on any shares of stock of any class or other series of the same class;


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     4. whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, prices and other conditions of such redemption;

     5. the amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

     6. whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

     7. whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any class or any other series of the same class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

     8. the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon purchase, redemption or other acquisition by the Corporation of, the Common Shares or shares or stock of any class or any other series of the same class;

     9. the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

     10. the ranking (be it PARI PASSU, junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Shares as to the payment of dividends, the distribution of assets and all other matters; and

     11. any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of this Second Amended and Restated Articles of Incorporation, to the full extent permitted in accordance with the laws of the State of Florida.

     The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Shares, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.


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     SIXTH: Advance notice of shareholder nominations for the election of directors and of new business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given in a manner provided by the Bylaws of the Corporation.

     SEVENTH: Special meetings of the shareholders, for any purpose or purposes (except to the extent otherwise required by law or these Second Amended and Restated Articles of Incorporation), may only be called by the Board of Directors of the Corporation or by the holders of not less than fifty percent (50%) of all votes entitled to be cast on any issue to be considered at the proposed special meeting in the manner provided in the Bylaws of the Corporation.

     EIGHTH: No action required to be taken by the shareholders may be taken without a meeting and without a vote if, and on or after the date that, a registration statement on Form S-1 of the Corporation filed with the Securities and Exchange Commission ("SEC") in connection with the Corporation's initial public offering of Common Shares is declared effective by the SEC.

     NINTH: Notwithstanding any provisions of these Second Amended and Restated Articles of Incorporation to the contrary and any provisions of the Bylaws of the Corporation, no amendment to these Second Amended and Restated Articles of Incorporation shall amend, modify or repeal any or all of the provisions of this Article NINTH, Article SIXTH, Article SEVENTH or Article EIGHTH of these Second Amended and Restated Articles of Incorporation, unless so adopted by the affirmative vote or consent of the holders of not less than two-thirds (66 2/3%) of the total voting power of all then outstanding shares entitled to vote in the election of directors of the Corporation, voting as a single class, provided, however, that, in the event that the Board of Directors of the Corporation shall, by resolution adopted by a majority of the directors then in office, recommend to the shareholders the adoption of any such amendment, the shareholders of record holding a majority of the total voting power of all then outstanding shares entitled to vote in the election of directors of the Corporation, voting as a single class, may amend, modify or repeal any or all of such provisions.

     TENTH: In furtherance and not in limitation of the powers conferred by the laws of Florida, each of the Board of Directors and shareholders is expressly authorized and empowered to make, alter, amend and repeal the Bylaws of the Corporation in any respect not inconsistent with the laws of the State of Florida or with these Second Amended and Restated Articles of Incorporation. The shareholders of the Corporation may amend or adopt a bylaw that fixes a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than is required by law.

     ELEVENTH: The books of the Corporation may be kept at such place within or without the State of Florida as the Bylaws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

     TWELFTH: A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability


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(i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section
607.0834 of the Florida Business Corporation Act, as the same exists or hereafter may be amended, (iv) for violation of a criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, or (v) for any transaction from which the director derived an improper personal benefit.

     If the Florida Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of the Corporation's directors shall be eliminated or limited to the full extent authorized by the Florida Business Corporation Act, as so amended.

     The Corporation shall indemnify any officer or director, or any former officer or director, of the Corporation to the fullest extent permitted by law.

     Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     THIRTEENTH: The Corporation reserves the right to amend or repeal any provision contained in these Second and Restated Articles of Incorporation, or any amendment thereto, and any right conferred upon the shareholders is subject to this reservation.

     This Second Amended and Restated Articles of Incorporation have been duly and unanimously authorized and directed by a Joint Written Consent of the Shareholders and the Board of Directors of the Corporation dated as of July 16, 1997. Such Second Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation of the Corporation and all amendments and/or restatements thereof.

     IN WITNESS WHEREOF, these Second Amended and Restated Articles of Incorporation have been executed by the undersigned in his capacity as aforestated as of the 16th day of July, 1997 on behalf of the Corporation.


                                    /S/ WILLIAM CRUZ
                                    -------------------------
                                    William Cruz, President


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